Exhibit 5.1

330 North Wabash Avenue

Suite 2800

Chicago, Illinois 60611

Tel: +1.312.876.7700 Fax: +1.312.993.9767

www.lw.com

FIRM / AFFILIATE OFFICES

Beijing    Moscow

Boston     Munich

Brussels    New York

Century City  Orange County

Chicago    Paris

Dubai    Riyadh

Düsseldorf   San Diego

Frankfurt    San Francisco

Hamburg    Seoul

Hong Kong    Shanghai

Houston    Silicon Valley

London     Singapore

Los Angeles   Tokyo

Madrid    Washington, D.C.

Milan

May 21, 2020 Hyatt Hotels Corporation 150 North Riverside Plaza, 8th Floor Chicago, Illinois 60606

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Hyatt Hotels Corporation, a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for resale from time to time by certain selling stockholders identified in the Registration Statement (the “Selling Stockholders”) of up to 13,347,885 shares (the “Shares”) of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), which are issuable upon conversion of shares of the Company’s Class B common stock, par value $0.01 per share (the “Class B Common Stock”) held by the Selling Stockholders in accordance with the terms of the Company’s Amended and Restated Certificate of Incorporation.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the registration for resale of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of the State of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

May 21, 2020

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.    The Shares have been duly authorized by all necessary corporate action of the Company.

2.    Upon issuance and delivery by the Company upon the conversion of the Class B Common Stock in accordance with the terms of the Amended and Restated Certificate of Incorporation of the Company, the Shares will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinions, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP